AMENDMENT NO. 5


          AMENDMENT NO. 5 dated as of June 1, 1994 among: FOODARAMA SUPERMARKETS, INC., a corporation duly organized and validly existing under the laws of the State of New Jersey (the
"Company"); each of the banks that is a signatory hereto (the
"Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the Banks (in such capacity, together with its succes-sors in such capacity, the "Agent").

          The Company, the Banks and the Agent are parties to a Credit Agreement dated as of March 16, 1989, as amended by an Amendment
No. 1 dated as of June 16, 1989, an Amendment No. 2 dated as of January 25, 1990, an Amendment No. 3 dated as of February 5,
1992, and an Amendment No. 4 dated as of February 16, 1993 (as heretofore amended and in effect on the date hereof, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit by making loans to the Company and by issuing letters of credit for the account of the Company, in an aggregate principal or face amount not exceeding
$26,000,000 (after the effective date of Amendment No. 3). The parties hereto wish to amend certain provisions of the Credit Agreement and, accordingly, the parties hereto hereby agree as follows:

          Section 1.  Definitions.  Terms defined in the Credit
Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

                    A. Section 3.02 is amended by adding the following sentence at the end of such section:

                    "Notwithstanding any of the foregoing or any-thing in the Credit Agreement, the Notes, the other Credit Documents or otherwise, com-mencing on June 1, 1994, interest on the Notes shall be payable on a monthly basis on the first day of each calendar month, or if such day is not a Business Day, the first Business Day thereafter (it being understood and agreed that the interest payment due on June 1, 1994 shall be for the period from March 31, 1994 to June 1, 1994) and shall be paid by the Company on such date."

                    B. Reference in the Credit Agreement to "this Agreement" and words of similar import shall be deemed to be references to the Credit Agreement as amended hereby.

          Section 3. Representations and Warranties. The Company represents and warrants to the Banks and the Agent that the representations and warranties set forth in Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof (except (a) to the extent any such representation and warranty stated to relate to a specific earlier date is true and correct as of such earlier date or (b) to the extent disclosed by the Company in that certain Standstill Agreement dated as of the date hereof between the Banks and the Company (the "Standstill Agreement")) and as if each reference therein to the Credit Agreement or words of similar import included reference to the Credit Agreement as amended hereby. It further represents and warrants that (a) except as disclosed to the Banks and waived herein or as disclosed to the Banks in the Standstill Agreement, it is in compliance with all of the affir-mative, negative and financial covenants set forth in the Credit Agreement as of the date hereof, (b) all audited financial statements and all financial statements provided to the Securi-ties and Exchange Commission (as part of filings on Form 10-K, Form 10-Q or other SEC forms) delivered to the Banks through the date hereof pursuant to Section 8.01 of the Credit Agreement or otherwise have been complete and correct in all material respects and fairly presented the financial condition of the Company and its Subsidiaries as at such dates and the results of its opera-tions for the periods covered thereby, all in accordance with GAAP consistently applied, (c) on the date hereof no Event of Default or Default has occurred which is not disclosed in the Standstill Agreement, (d) it has no defense, counterclaim, set-off or right to deduct against any amounts due to any of the Banks at the date of execution of this Amendment, (e) the execu-tion and delivery by the Company of this Amendment have been duly authorized by all requisite corporate action, and the Company has obtained any required approvals of third parties for the execu-tion and delivery of such documents, and (f) the Agreement as amended hereby and each of the Credit Documents constitute a valid and binding obligation of the Company or the Subsidiary which is a party hereof or thereof. The Pledge Agreement contin-ues to provide the Banks and certain other lenders with a first priority security interest in the Collateral defined therein.

          Section 4. Conditions Precedent. As provided in Section 2 hereof, the amendments to the Credit Agreement set forth in
Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

          A. Execution by all Parties. This Amendment No. 5 shall have been executed and delivered by each of the parties hereto.

          B. Guarantors' Consent. Each of the Guarantors under the Subsidiary Guarantee shall have executed the Consent on the signature pages hereof.

          C. Corporate Action. The Agent shall have received certified copies of the charter and by-laws of the Company (or a certification of the Company that neither the charter nor the by-laws of the Company, as the case may be, has been amended since the date of the certification delivered pursuant to Section 6.01(d) of the Credit Agreement) and all corporate action taken by the Company approving this Amendment No. 5 and the Credit Agreement as amended hereby and the borrowings by the Company under the Credit Agreement as amended hereby (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of the Company adopted in respect of the transactions contemplated hereby and thereby).

          D. Other Documents. The Agent shall have received such other documents pertaining to this Amendment No. 5 as the Agent or any Bank or special counsel to the Banks may reasonably request.

          Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. Without limiting the obligations of the Company under
Section 11.03 of the Credit Agreement, the Company agrees to pay or reimburse the Agent on demand for all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable legal fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Amend-ment No. 5 and the other documents referred to herein. This Amendment No. 5 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 5 by signing any such counterpart. THIS AMENDMENT NO. 5 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed as of the date first above written.

                                                  FOODARAMA SUPERMARKETS, INC.



                                                      By: /s/ JOSEPH SAKER
                                                          Name:  Joseph Saker
                                                          Title:  President

                                      CONSENT


          Each of the undersigned, as a Guarantor under the Guarantee Agreement dated as of March 16, 1989 between each of the under-signed and The Chase Manhattan Bank (National Association), as
Agent, hereby consents to the execution and delivery by Foodarama Supermarkets, Inc. of the foregoing Amendment No. 5 and hereby confirms its continuing guarantee of the obligations of the Company under the Credit Agreement, as amended by said Amendment
No. 5, and the other obligations specified in said Guarantee
Agreement.


GUARANTORS

SHOP RITE OF MALVERNE, INC.



By: /s/ JOSEPH SAKER
   Title:  President


NEW LINDEN PRICE RITE, INC.



By: /s/ JOSEPH SAKER
   Title:  President




REGAL DRUGS, INC.



By: /s/ JOSEPH SAKER
   Title:  President




SHOP RITE OF READING, INC.



By: /s/ JOSEPH SAKER
   Title:  President

 SHOP WISE SUPERMARKETS OF CONNECTICUT,

  INC.



By: /s/ JOSEPH SAKER
   Title:  President